CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Service Providers--Independent Auditors" and "Financial Statements" and to the incorporation by reference of our report dated December 7, 1999, in this Registration Statement (Form N-1A No. 333-33365) of SAMCO Funds, Inc.




                                          ERNST & YOUNG LLP

New York, New York
February 24, 2000